UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): March 29, 2022

PRA Group, Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware		000-50058	75-3078675
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

120 Corporate Boulevard
Norfolk,	Virginia		23502
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:	(888)	772-7326
Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRAA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.
Eighth Amendment and Restatement Agreement to the Multicurrency Revolving Credit Facility Agreement
On March 29, 2022, PRA Group Europe Holding S.a r.l., a wholly owned subsidiary of PRA Group, Inc. (the “Company”), and its Swiss Branch, PRA Group Europe Holding S.a r.l., Luxembourg, Zug Branch (together, the “Borrowers”), along with certain of their affiliates as guarantors, and the lenders party thereto, entered into the Eighth Amendment and Restatement Agreement (the “Eighth Amendment”) to the Multicurrency Revolving Credit Facility Agreement originally dated October 23, 2014 (as previously amended, the “Facility”). The Eighth Amendment was executed in connection with the UK Credit Agreement described below.
The following sets forth a description of the material terms of the Eighth Amendment:
•removing PRA Group (UK) Limited (“PRA UK”) as a guarantor under the Facility;
•removing the United Kingdom as a permitted jurisdiction (as defined by the Facility);
•releasing the shares of PRA UK from all security created under the Facility;
•reducing the total commitments of the Facility from $1.35 billion to $750 million; and
•extending the term of the Facility by one year to February 19, 2024.
DNB Bank ASA, Nordea Bank Abp and Swedbank AB (publ) and their respective affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company, the Borrowers or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Eighth Amendment, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022.
UK Credit Agreement (as defined below)
On April 1, 2022, PRA Group Europe Holding I S.a r.l (“PRA Europe”), a wholly owned subsidiary of the Company, entered into a credit agreement (the “UK Credit Agreement”) with PRA UK and the Company, as guarantors, the lenders party thereto and MUFG Bank, Ltd., London Branch, as the administrative agent (the “Administrative Agent”).
The UK Credit Agreement consists of an $800.0 million revolving credit facility (subject to a borrowing base), and an accordion feature for up to $200.0 million in additional commitments, subject to certain conditions. Borrowings, which will be available in U.S. dollars, euro and pounds sterling, will accrue interest, for the applicable term at the risk free rate applicable to U.S. dollars (SOFR) or sterling (SONIA) or, in the case of euro borrowings, Euribor plus an applicable margin of 2.50% per annum plus a credit adjustment spread of 0.10%. If the consolidated senior secured leverage ratio is greater than 1.60 to 1.0, the applicable margin will increase to 2.75%. The UK Credit Agreement also has a commitment fee of 0.30% per annum, payable quarterly in arrears. If the consolidated senior secured leverage ratio is greater than 1.60 to 1.0, the commitment fee increases to 0.35% per annum. The UK Credit Agreement matures on July 30, 2026.
PRA Europe intends to use borrowings under the UK Credit Agreement to satisfy conditions necessary to complete the transactions contemplated by the Eighth Amendment to the Facility; refinance certain intercompany indebtedness; finance working capital, capital expenditures, certain permitted acquisitions and the purchase of debt portfolios; and for other general corporate purposes.
The UK Credit Agreement is secured by a first perfected security interest in (i) substantially all of the assets of PRA UK, (ii) all of the equity interests in PRA UK and PRA Europe, (iii) certain bank accounts of PRA Europe, and (iv) certain intercompany loans extended by PRA Europe to PRA UK.
The UK Agreement contains representations, warranties, terms and conditions customary for transactions of this type, including limitations on liens; incurrence of debt, investments, mergers, asset dispositions and restricted payments; covenants to preserve corporate existence and comply with laws; and covenants on the use of borrowings under the UK Credit Agreement. The UK Credit Agreement also contains a borrowing base and the financial covenants (tested by reference to the Company) described below:
•the borrowing base equals the sum of up to: (i) 35% of the estimated remaining collections of PRA UK’s eligible asset pools; plus (ii) 55% of PRA UK’s insolvency eligible asset pools; minus (iii) certain reserves to be established by the Administrative Agent;
•a consolidated total leverage ratio not to exceed 3.50 to 1.0 as of the end of any fiscal quarter;

•a consolidated senior secured leverage ratio of not to exceed 2.25 to 1.0 as of the end of any fiscal quarter; and
•a requirement to maintain positive consolidated income from operations at the end of any fiscal quarter.
The UK Credit Agreement also provides for events of default, including defaults for non-payment, breach of representations and warranties, insolvency, non-performance of covenants, and cross-defaults. The occurrence of an event of default under the UK Credit Agreement could result in all borrowings under the UK Credit Agreement becoming immediately due and payable and the UK Credit Agreement being terminated.
The Administrative Agent, certain lenders under the UK Credit Agreement and their respective affiliates have engaged in, and may in the future engage in, banking and other commercial dealings in the ordinary course of business with the Company, its subsidiaries or their affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.
The foregoing description of the UK Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the UK Credit Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2022.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.
Item 7.01 Regulation FD Disclosure.
On April 4, 2022, the Company issued a press release announcing its entry into the Eighth Amendment and the UK Credit Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated by reference.
Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	99.1	Press release dated April 4, 2022
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA Group, Inc.

Date: April 4, 2022	By:	/s/ Peter M. Graham
Peter M. Graham
Executive Vice President and Chief Financial Officer